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                                  EXHIBIT 5.1

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                              September 19, 1997

ANSYS, Inc.
Southpointe
275 Technology Drive
Canonsburg, Pennsylvania 15317

Ladies and Gentlemen:

  This opinion is furnished in connection with the filing by ANSYS, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to 22,500 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company (the "Registered Shares") which may be issued to the selling securityholders upon the exercise of options to purchase Common Stock which were issued without registration under the Act in transactions not involving public offerings (the "Options") pursuant to option agreements (the "Option Agreements").

  In connection with rendering this opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; copies of each of the Option Agreements; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

  We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

  Based upon the foregoing, we are of the opinion that, upon the exercise of the Options and payment for the Registered Shares as set forth in each of the Option Agreements, the Registered Shares will be validly issued and will be fully paid and nonassessable.

  The foregoing assumes that all requisite steps were taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                          Very truly yours

                                          /s/ Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP